UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2020, Saga Communications, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with its wholly-owned Florida subsidiary, Saga Communications Reincorporation, Inc. (“Saga Florida”). Under the Merger Agreement, the Company will merge with and into Saga Florida for the sole purpose of changing the state of incorporation from Delware to Florida.

One of the Merger Agreement’s closing conditions is the requisite approval of the Company’s stockholders. As discussed in Item 5.07 of this Current Report on Form 8-K, such approval occurred on May 11, 2020 at the Company’s annual meeting of stockholders (the “Annual Meeting”).

Additional information about the reincorporation and a comparison of the rights of shareholders of the Company and Saga Florida can be found in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), filed with the Securities and Exchange Commission on April 16, 2020.

Under the terms of the Merger Agreement, the reincorporation will be effective once certain closing conditions are met, including the filing of certain information with the states of Delaware and Florida.

A copy of the Merger Agreement is attached as Exhibit 2.1 and incorporated by reference into this Item 1.01.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Saga Communications, Inc. was held on May 11, 2020.

At the Annual Meeting, the stockholders voted on the following matters:

(1) The seven nominees for election as directors for the ensuing year, and until their successors are elected and qualified, were elected and received the following votes:

Name	For	Withheld	Broker Non-Votes

Clarke R. Brown, Jr.	12,417,247	1,680,902	297,098

Edward K. Christian	12,574,275	1,523,874	297,098

Timothy J. Clarke	12,560,345	1,537,804	297,098

Roy F. Coppedge, III*	3,023,816	1,535,913	297,098

Warren Lada	12,549,912	1,548,237	297,098

G. Dean Pearce*	2,007,131	2,552,598	297,098

Gary Stevens	11,738,787	2,359,362	297,098

____________

*	Elected by the holders of Class A Common Stock.

(2) The proposal to ratify the appointment by the Board of Directors of UHY LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2020 was approved with 14,386,183 votes cast for, 4,434 votes cast against and 4,630 abstentions.

(3) The material terms of the Chief Executive Officer Annual Incentive Plan was re-approved with 13,359,594 votes cast for, 737,239 votes cast against, 297,098 broker non-votes and 1,316 abstentions.

(4) The proposal to adopt, by a non-binding advisory vote, a resolution approving the compensation of our named executive officer was approved with 11,840,943 votes cast for, 2,252,009 votes cast against, 297,098 broker non-votes and 5,197 abstentions.

(5) The proposal to approve the reincorporation of the Company from the State of Delaware to the State of Florida was approved with 13,951,544 votes cast for, 143,413 votes cast against, 297,098 broker non-votes and 3,192 abstentions.

(6) The proposal to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority votes cast at an annual meeting of shareowners in uncontested elections was not approved with 3,260,264 votes cast for, 10,832,123 votes cast against, 297,098 broker non-votes and 5,762 abstentions.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated May 11, 2020, by and between Saga Communications, Inc. and Saga Communications Reincorporation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 12, 2020	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 11, 2020, by and between Saga Communications, Inc. and Saga Communications Reincorporation, Inc.